Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4/A (File No. 333-213370) of First Bancorp of our report dated March 23, 2016, relating to the consolidated financial statements of Carolina Bank Holdings, Inc., appearing in the Annual Report on Form 10-K of Carolina Bank Holdings, Inc. for the year ended December 31, 2015.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Elliott Davis Decosimo, PLLC

Charlotte, North Carolina

October 24, 2016